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                                                                  Exhibit 21.1

                     SUBSIDIARIES OF NORTH STAR UNIVERSAL, INC.


Name                                        State of Incorporation
----                                        ----------------------
Americable, Inc.                            Minnesota
   Adanac Cable, Ltd.                       Canada
   Cable Distribution Systems, Inc.         Georgia
   Transition Networks, Inc.                Minnesota

Eagle Engineering & Manufacturing, Inc.     Minnesota


(Inactive subsidiaries are omitted)